Exhibit 16.2

September 30, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Kodiak AI, Inc. (formerly known as Ares Acquisition Corporation II) under Item 4.01 of its Form 8-K dated September 30, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Kodiak AI, Inc. contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC